Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

RIOT PLATFORMS, INC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)
Equity	Common stock, no par value per share	13,000,000	$17.1800	$223,340,000	$0.0001476	$32,964.98
Total Offering Amounts:				$223,340,000		$32,964.98
Total Fee Offsets						-
Net Registration Fee Due						$32,964.98

(1)

Riot Platforms, Inc., a Nevada corporation, (the “Registrant”) is filing this Registration Statement on Form S-8 to register 13,000,000 shares of its common stock, no par value per share (the “Common Stock”), for issuance under the Registrant’s 2019 Equity Incentive Plan, as amended, (the “2019 Equity Plan”) which shares were reserved for issuance thereunder pursuant to the Fifth Amendment to the Equity Plan, as approved by the Compensation and Human Resources Committee of the Board of Directors of the Registrant on October 11, 2023, and by the stockholders of the Registrant at a special stockholders’ meeting held on December 14, 2023. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant’s Common Stock as may become issuable pursuant to the anti-dilution and other adjustment provisions of the 2019 Equity Plan by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration that results in a change in the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee covering the additional 13,000,000 shares of Common Stock to be registered pursuant to this Registration Statement on Form S-8, based on the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Capital Market on December 20, 2023.